# MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this "Purchase Agreement") is dated effective as of [May __], 2021, by and between CBD Unlimited, Inc., a Nevada corporation ("Purchaser") and Serious Promotions, Inc., a Florida corporation ("Seller") and together with Purchaser the ("Parties") and each, a ("Party.")

## RECITALS

A. Seller holds 25% of the outstanding membership interests of Khode, LLC, ("Total Interests") a Delaware limited liability company (the "Company");

B. Purchaser is an existing member of the Company and acts as its Manager; and

C. Purchaser desires to purchase, and Seller desires to sell, .01% of Seller's Total Interests ("Membership Interests") on the terms and subject to the conditions set forth in this Purchase Agreement.

## AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties hereby agree as follows:

## ARTICLE I
## DEFINITIONS

1.1 Certain Defined Terms. When used in this Purchase Agreement, the following terms shall have the following meanings:

"Affiliate(s)" shall mean, with respect to any Person, (i) a Person directly or indirectly controlling, controlled by or under common control with such Person or (ii) an officer, director, general partner or manager of such Person; provided, however, that the Company shall not be deemed to be an Affiliate of Seller or Purchaser. For these purposes, control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or otherwise.

"Applicable Law" shall mean, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Authority applicable to such Person or any of its Affiliates or any of their respective properties, assets, officers, directors, general partners, managers, employees, consultants or agents (in connection with such officer's, director's, general partner's, manager's, employee's, consultant's or agent's activities on behalf of such Person or any of its Affiliates).

"Authority" shall mean any governmental, regulatory or administrative body, agency or authority, any court or tribunal of judicial authority, any arbitrator or any public, private or industry regulatory authority, whether international, national, federal, state or local.

"Closing" shall mean the consummation of the purchase and sale of the Membership Interests as contemplated by this Purchase Agreement.

"Contract" of a Person shall mean all contracts, agreements, notes, indentures, bonds, options, leases, subleases, easements, mortgages, warranties, guaranties, plans, collective bargaining agreements, licenses, commitments or binding arrangements of any nature whatsoever, express or implied, written or unwritten, and all amendments thereto, entered into or binding upon that Person or to which any property of that Person may be subject.

"Lien" shall mean any lien, encumbrance, pledge, mortgage, security interest, lease, charge, conditional sales contract, option, restriction, reversionary interest, right of first refusal, voting trust arrangement, preemptive right, claim under bailment or storage contract, easement or any other adverse claim or right whatsoever.

"Manager" shall mean CBD Unlimited Inc., a Nevada corporation.

"Order" shall mean any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

"Person(s)" shall mean any entity, corporation, limited liability company, company, association, joint venture, joint stock company, partnership, trust, organization, individual (including personal representatives, executors and heirs of a deceased individual), nation, state, government (including agencies, branches, departments, bureaus, boards, divisions and instrumentalities thereof), trustee, receiver or liquidator.

"Proceeding" means any action, suit, claim, litigation, proceeding, arbitration, audit, assessment, case, examination, executive action, filing, information request, inquiry, investigation or hearing (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted or heard by or before, any court, governmental authority or agency, or arbitral body.

1.2 Other Interpretive Provisions. References in this Purchase Agreement to "Sections" and "Schedules" shall be to the Sections and Schedules of this Purchase Agreement, unless otherwise specifically provided; where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular, and vice versa; the masculine shall include the feminine and neuter, and vice versa; the present tense shall include the past and future tense, and vice versa; the words "herein," "hereof' and "hereunder" and words of similar import, when used in this Purchase Agreement, shall refer to this Purchase Agreement as a whole and not to any particular provision of this Purchase Agreement; references to "include," "includes" and "including" are deemed to be followed by "without limitation;" and except as otherwise specified in this Purchase Agreement, all references in this Purchase Agreement (a) to any Person shall be deemed to include such Person's permitted heirs, personal representatives, successors and permitted assigns, (b) to any agreement, any document, any certificate or any other written instrument shall be a reference to such agreement, document, certificate or instrument together with all exhibits, schedules, attachments and appendices thereto, and in each case as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof prior to the Closing, and (c) to any law, statute or regulation shall be deemed

references to such law, statute or regulation as the same may be supplemented, amended, consolidated, superseded or modified from time to time prior to the Closing.

## ARTICLE II
## SALE AND PURCHASE OF LLC INTERESTS; PURCHASE PRICE; CLOSING

2.1 Transfer of Membership Interests. Subject to the terms and conditions set forth in this Purchase Agreement and in reliance upon the representations and warranties of the Parties herein set forth, at the Closing, Seller shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase and accept from Seller, all of the Membership Interests in exchange for the Consideration set forth in Section 2.2 below.

2.2 Consideration. The Purchaser shall pay to Seller by wire transfer to the account designated by Seller, the aggregate amount equal to One Dollar ($1.00) (the "Consideration") for the Membership Interests at the Closing.

2.3 Time and Place of the Closing. The Closing shall take place at the headquarters of the Purchaser concurrently with the execution and delivery of this Purchase Agreement or at such other place and time as Purchaser and Seller mutually agree in writing.

2.4 Transactions at the Closing. At the Closing, the following shall occur, all of which shall be deemed to occur simultaneously:

(a) Purchaser shall deliver the Consideration to Seller by wire transfer of immediately available funds; and

(b) Seller shall deliver to Purchaser the Form of Assignment Separate from Certificate duly executed by Seller in the form attached as Schedule A.

## ARTICLE III
## REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchaser as follows:

3.1 Title to and Ownership of Seller's Membership Interests. Seller has good and marketable title to, and is the sole legal and beneficial owner of, its Membership Interests and, upon consummation of the transactions contemplated hereby, Purchaser will acquire from Seller good and marketable title to Seller's Membership Interests, in each case, free and clear of all Liens. Seller has not previously sold, assigned, transferred, gifted, pledged, hypothecated, encumbered, granted options or rights to purchase, or otherwise disposed of all or any portion or of any rights in or to any of Seller's Membership Interests.

3.2 Authority. Seller has the full right, power and authority to enter into, execute and deliver this Purchase Agreement and all other documents, instruments and certificates to be executed and delivered by Seller in connection with this Purchase Agreement and to transfer,

convey, sell and deliver Seller's Membership Interests to Purchaser free and clear of all Liens at the Closing.

3.3 Due Authorization and Execution; Enforceability. This Purchase Agreement has been duly and validly authorized by all necessary trust action on the part of Seller and has been duly and validly executed by Seller and (assuming the due authorization, execution and delivery thereof by Purchaser) constitute the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors' rights generally or by general equitable principles affecting the enforcement of contracts.

3.4 No Violation; No Adverse Litigation. Neither the execution or delivery by Seller of this Purchase Agreement, nor the consummation by Seller of the transactions contemplated hereby, will (a) violate in any material respect any Applicable Law or Order by which Seller or its property is bound, (b) constitute a material default under any material Contract to which Seller is a party or by which Seller or its property is bound, (c) require the consent of any other party to any material Contract to which Seller is a party or by which Seller or its property is bound, or the consent of any other Person (other than the Manager), or (d) result in the creation or imposition of any Lien upon Seller's Membership Interests. Seller is not a party to any pending litigation that seeks to enjoin or restrict Seller's ability to sell or transfer Seller's Membership Interests hereunder or Seller's ability to enter into this Purchase Agreement, nor, to the knowledge of Seller, is any such litigation threatened. Furthermore, there is no litigation pending or, to Seller's knowledge, threatened against Seller that, if decided adversely, could adversely affect Seller's ability to consummate the transactions contemplated hereby.

## ARTICLE IV
## REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller as follows:

4.1 Authority. Purchaser has the full right, power and authority to enter into, execute and deliver this Purchase Agreement and all other documents, instruments and certificates to be executed and delivered by Purchaser in connection with this Purchase Agreement and to purchase and accept the Membership Interests.

4.2 Due Authorization; Enforceability. This Purchase Agreement has been duly and validly authorized by all necessary corporate action on the part of Purchaser and has been duly and validly executed by Purchaser and (assuming the due authorization, execution and delivery thereof by Seller) constitute the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors' rights generally or by general equitable principles affecting the enforcement of contracts.

4.3 No Violation; No Adverse Litigation. Neither the execution or delivery by Purchaser of this Purchase Agreement, nor the consummation by Purchaser of the transactions contemplated hereby, will (a) violate in any material respect any Applicable Law or Order by

which Purchaser, its Affiliates or their respective property is bound, (b) constitute a material default under any material Contract to which Purchaser or any of its Affiliates is a party or by which Purchaser, its Affiliates or their respective property is bound, or (c) require the consent of any other party to any material Contract to which Purchaser or any of its Affiliates is a party or by which Purchaser, its Affiliates or their respective property is bound, or the consent of any other Person. Neither Purchaser nor any of its Affiliates is a party to any pending litigation that seeks to enjoin or restrict Purchaser's ability to enter into this Purchase Agreement, nor, to the knowledge of Purchaser, is any such litigation threatened. Furthermore, there is no litigation pending or, to the knowledge of Purchaser, threatened against Purchaser or its Affiliates that, if decided adversely, could adversely affect Purchaser's ability to consummate the transactions contemplated hereby.

4.4 Reliance on Own Investigation; No Other Representations. Purchaser has conducted its own investigation as Purchaser has deemed necessary or appropriate for the purpose of entering into this Purchase Agreement and consummating the transactions contemplated herein. In entering into this Purchase Agreement, Purchaser is relying solely on its own investigation and the express provisions of this Purchase Agreement and not on any other statements, information or assurances of any kind made by Seller, its representatives, or any other Person. Except as expressly set forth in this Purchase Agreement, Seller make no representations or warranties of any kind or nature whatsoever, express, implied or statutory, and none shall be implied in the transactions contemplated by this Purchase Agreement, concerning the Company or its assets or liabilities, including any representation or warranty as to value.

4.5 Pre-Existing Relationship; "Accredited" Investor. Purchaser has a pre-existing business relationship with the Company or one of its officers, directors, other controlling persons or intermediaries. Purchaser is an "accredited investor" (as such term is defined in Rule 501(a) promulgated under the Securities Act).

4.6 Knowledge of Company Business. Purchaser understands the business in which the Company is engaged and has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of Purchaser's acquisition of the Membership Interests and of making an informed investment decision with respect thereto. Purchaser has obtained sufficient information to evaluate the merits and risks of Purchaser's acquisition in connection with Purchaser's purchase of the Membership Interests.

4.7 No Other Representations. Purchaser confirms that neither the Seller nor any of the Seller's Affiliates or agents, including, without limitation, the Manager and Seller's officers and its affiliates and agents, have made any representations or warranties (oral or written), other than the representations and warranties expressly set forth in this Agreement, concerning Purchaser's acquisition of the Membership Interests, the Company, its business, prospects or anticipated financial results, or other matters.

4.8 Own Account. The Membership Interests are being purchased solely for Purchaser's own account, as principal, for investment and not for the interest of any other entity and not with a view to, or in connection with, any resale or distribution of the Membership Interests. Purchaser has no agreement or other arrangement with any person to sell, transfer or pledge any portion of the Membership Interests subscribed for or any agreement or arrangement

which would guarantee Purchaser any profit or against any loss with respect to the Membership Interests, and Purchaser has no plans to enter into any such agreement or arrangement.

## ARTICLE V
## NON-DISCLOSURE; SURVIVAL; INDEMNIFICATION

5.1 Survival. The covenants in this Article V and the representations and warranties contained herein shall survive the execution and delivery of this Purchase Agreement and the Closing hereunder.

5.2 Indemnification by Seller. Seller hereby agrees to indemnify the Purchaser and hold the Purchaser harmless against and in respect of any and all losses, liabilities, damages, obligations, claims, Liens, costs and expenses (including reasonable attorneys' fees) (collectively, "Losses") incurred by the Purchaser arising out of or due to any breach of any representation, warranty, covenant or agreement made by Seller in this Purchase Agreement.

5.3 Indemnification by Purchaser. The Purchaser hereby agrees to indemnify Seller and hold Seller harmless against and in respect of any Losses incurred by Seller arising out of or due to any breach of any representation, warranty, covenant or agreement made by the Purchaser in this Purchaser Agreement.

## ARTICLE VI
## MISCELLANEOUS

6.1 Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases addressed to the addresses set forth below. All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address specified above. Any Party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional Person to which all such notices or communications thereafter are to be given.

If to Purchaser:

CBD Unlimited, Inc.
c/o Endexx Corporation
38246 North Hazelwood Circle,
Cave Creek, AZ 85331

If to Seller:

Serious Promotions, Inc.
c/o Sedlmayr & Associates, P.C.
489 Fifth Avenue, 30th Floor
New York, NY 10017

6.2 Further Assurances. Each of the Parties hereto shall execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

6.3 Modifications and Amendments; Waivers. This Purchase Agreement may not be modified or amended except by an instrument or instruments in writing signed by all of the Parties to this Purchase Agreement. Any Party hereto may, only by an instrument in writing, waive satisfaction of a condition or compliance by any other Party hereto with any term or provision of this Purchase Agreement on the part of such other Party hereto to be performed or complied with. The waiver by any Party hereto of a breach of any term or provision of this Purchase Agreement shall not be construed as a waiver of any subsequent breach.

6.4 Entire Agreement. This Purchase Agreement and all other documents, instruments and certificates to be executed and delivered pursuant hereto or in connection herewith are intended to embody the final, complete and exclusive agreement among the Parties with respect to the purchase of the Membership Interests; are intended to supersede all prior agreements, understandings and representations written or oral, with respect thereto; and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding or representation, whether written or oral.

6.5 Governing Law. This Purchase Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles thereof.

6.6 Disputes. Any controversy or claim arising out of or related to this Agreement, or the breach thereof, shall be settled by final and binding arbitration administered by the American Arbitration Association ("AAA") pursuant to the AAA Commercial Arbitration Rules. The arbitrator shall be a disinterested attorney who has at least twenty (20) years' experience in disputes relating to commercial matters and who is appointed in accordance with the rules and procedures of the American Arbitration Association, and all hearings shall be held in New York, New York. The arbitrator shall be bound to follow Delaware law (including the rules of evidence) and case precedent. The arbitrator may award the prevailing party all reasonable costs, expenses, attorneys' fees, experts' fees and arbitration fees incurred in connection with the arbitration proceeding. Judgment on the award rendered by the arbitrator may be entered in any federal or state court located in New York, New York or in any court where any party hereto is located. Adherence to this paragraph regarding arbitration shall not limit the rights of the parties hereto to obtain any provisional remedy including, without limitation, injunctive or similar relief, from a court of competent jurisdiction as may be necessary to protect their respective rights and interest pending arbitration. Any party also shall have the right to bring an action in a court of competent jurisdiction to compel arbitration hereunder or to enforce an arbitration award. The party that prevails on such a motion shall be entitled to recover all reasonable cost, expenses, attorneys' fees, experts' fees incurred in connection with that motion regardless of whether that party ultimately prevails on the merits of the dispute. Other than for a Proceeding seeking a provisional remedy pending resolution of the dispute, including without limitation a Proceeding for a preliminary injunction, or a Proceeding to enforce an arbitration award, venue for any court proceeding as described above shall be exclusively in a federal or state court located in New York, New York and the parties hereby submit to personal jurisdiction in such courts. However, a party may seek

a provisional remedy or an order or judgment enforcing an arbitration award in any court of competent jurisdiction as may be necessary. If any party wishes to appeal any such arbitration award, the parties will follow the AAA Arbitration Appeal Procedure, as it may be updated from time to time, and the arbitrator(s) hearing such appeal may award the prevailing party all reasonable costs, expenses, attorneys' fees, experts' fees and arbitration fees incurred in connection with the appellate arbitration proceeding.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT OR PROCEEDING RELATING TO THIS AGREEMENT

6.7 Binding Effect. This Purchase Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, permitted assigns and legal representatives. Neither this Purchase Agreement, nor any rights or obligations of any of Party hereunder may be assigned, transferred or delegated without the prior written consent of the other Party hereto. No permitted assignment, transfer or delegation shall relieve the assignor, transferor or delegor of its obligations hereunder.

6.8 Counterparts; Facsimile Signatures. This Purchase Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original of the Party or Parties who executed such counterpart but all of which together shall constitute one and the same instrument. This Purchase Agreement may be executed and delivered by facsimile and/or PDF signature.

6.9 Severability. In the event that any provision or any part of any provision of this Purchase Agreement shall be void or unenforceable for any reason whatsoever, then such provision shall be stricken and of no force and effect and the remaining provisions of this Purchase Agreement shall continue in full force and effect, and to the extent required, shall be modified to preserve their validity.

6.10 No Third-Party Rights. Nothing in this Purchase Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Purchase Agreement on any Persons other than the Parties to it and their respective successors and permitted assigns, nor is anything in this Purchase Agreement intended to relieve or discharge the obligation or liability of any third Persons to any Party to this Purchase Agreement, nor shall any provision give any third Persons any right of subrogation over or action against any Party to this Purchase Agreement.

6.11 Construction. The language in all parts of this Purchase Agreement shall in all cases be construed simply, according to its fair meaning, and not strictly for or against any of the Parties hereto. Without limitation, there shall be no presumption against any Party on the ground that such Party was responsible for drafting this Purchase Agreement or any part thereof, and any rule of law, or any legal decision that would require interpretation of any claimed ambiguities in this Purchase Agreement against the Party that drafted it has no application and is expressly waived.

6.12 Expenses of Sale. Each of the Parties hereto shall bear all fees, costs and expenses

incurred by such Party in connection with drafting and preparation of this Purchase Agreement and the consummation and performance of the transactions contemplated herein.

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Membership Interest Purchase Agreement as of the date first written above.

**PURCHASER**

CBD UNLIMITED INC.

By: ______________________
Name: Todd Davis
Title: President

**SELLER**

SERIOUS PROMOTIONS INC.

By: ______________________
Name: Khaled Khaled
Title: Principle

ACKNOWLEDGED AND CONSENTED TO:

CBD UNLIMITED INC., as Manager

By: ______________________
Name: ______________________
Title: ______________________

IMPACT BROKERS, as a Member

By: ______________________
Name: ______________________
Title: ______________________

**SCHEDULE A**

**FORM OF ASSIGNMENT SEPARATE FROM CERTIFICATE**

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto CBD Unlimited Inc., a Nevada corporation, .01% of the undersigned's right, title and interest in and to Khode, LLC, a Delaware limited liability company (the "Company"), including, without limitation, of the undersigned's ownership and/or membership interests in the Company. This assignment shall be effective as of the date set forth below. Hereafter, the undersigned shall neither be a member nor an owner of the Company and shall have no right to receive from the Company any share of profits, losses and/or distributions (including, without limitation, any right of return from the Company upon its dissolution) to which the undersigned would otherwise be entitled absent this instrument.

Dated:

SERIOUS PROMOTIONS INC.

By: [signature]
Name: Khaled Khaled
Title: Principle